Exhibit 4

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment to the Registration Rights Agreement (the “Amendment”) is made as of October 9, 2003 by and among Alnylam Holding Co., a Delaware corporation (the “Corporation”), and the Holders, as defined in the Registration Rights Agreement dated as of July 31, 2003 by and among the Corporation and the persons and entities listed on Schedule A thereto (the “Rights Agreement”).

WHEREAS, the Corporation proposes to issue and sell up to 504,825 shares of its Series C Convertible Preferred Stock, $.0001 par value per share, pursuant to and on the terms reflected in that certain Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Corporation and the entities listed on the Schedule of Investors attached thereto and the Corporation and the Holders wish to add such shares of Series C Preferred Stock to the provisions of the Rights Agreement; and

WHEREAS, in accordance with Section 20(b) of the Rights Agreement, by executing and delivering this Amendment, the Corporation and the Holders of at least 66 2/3% in voting power of the outstanding Registrable Shares (as defined in the Rights Agreement) have approved this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

2. Amendment of Rights Agreement.

(i) The Rights Agreement is hereby amended by deleting Section 1(e) in its entirety and by substituting in lieu thereof the following Section 1(e):

“(e) The term “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.”

(ii) The Rights Agreement is hereby further amended by adding the following Section 1(m):

“(m) The term “Series C Preferred Stock” means the Corporation’s Series C Convertible Preferred Stock, $.0001 par value per share.”

(iii) Except as amended hereby, all of the terms and conditions of the Rights Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CORPORATION:

ALNYLAM HOLDING CO.

By:	/s/ John G. Conley
Name:	John G. Conley
Title:	CFO

[First Amendment to Registration Rights Agreement, Signature Page, CONTINUED]

HOLDERS:	ENTITIES:

David Bartel	/s/ Abingworth Management Ltd*
Printed Name	Name of Entity

/s/ David Bartel	By:	/s/ John Berriman
Signature	Name:	John Berriman
	Title:	Director

John G. Conley	*Acting in its capacity as Manager of
Printed Name	Abingworth Bioventures III A, B, C and
Executives LPs
/s/ John G. Conley
Signature

Arch Venture Fund V, LP
Name of Entity

Kreutzer
Printed Name	By:	/s/ Karen Kerr
	Name:	Karen Kerr
/s/ Kreutzer	Title:	Managing Director
Signature

Arch V Entrepreneurs Fund, L.P.
Stefan Limmer	Name of Entity
Printed Name
	By:	/s/ Karen Kerr
	Name:	Karen Kerr
/s/ Stefan Limmer	Title:	Managing Director
Signature

Paul Schimmel	Atlas Venture Fund VI GmbH & Co. KG
Printed Name	Name of Entity

	By:	Atlas Venture Associates VI, L.P.
/s/ Paul Schimmel		its managing limited partner
Signature	By:	Atlas Venture Associates VI, Inc.
its general partner

Phillip A. Sharp	By:	/s/ Jeanne Larkin Henry
Printed Name	Name:	Jeanne Larkin Henry
	Title:	Vice President
/s/ Phillip A. Sharp
Signature

Thomas Tuschl	ATLAS VENTURE FUND VI, L.P.
Printed Name	Name of Entity

	By:	Atlas Venture Associates VI, L.P.
/s/ Thomas Tuschl		its general partner
Signature	By:	Atlas Venture Associates VI, Inc.
its general partner

Phil Zamore	By:	/s/ Jeanne Larkin Henry
Printed Name	Name:	Jeanne Larkin Henry
	Title:	Vice President
/s/ Phil Zamore
Signature
ATLAS VENTURE ENTREPRENEURS’
FUND VI, L.P.
Name of Entity

	By:	Atlas Venture Associates VI, L.P.,
its general partner
	By:	Atlas Venture Associates VI, Inc.
its general partner

	By:	/s/ Jeanne Larkin Henry
	Name:	Jeanne Larkin Henry
	Title:	Vice President

ATLAS VENTURE PARALLEL FUND V-A,
C.V.
Name of Entity

	By:	Atlas Venture Associates V, L.P.,
its general partner
	By:	Atlas Venture Associates V, Inc.
its general partner

	By:	/s/ Jeanne Larkin Henry
	Name:	Jeanne Larkin Henry
	Title:	Vice President

ATLAS VENTURE ENTREPRENEURS’ FUND V, L.P.
Name of Entity

By:	Atlas Venture Associates V, L.P.,
its general partner

By:	Atlas Venture Associates V, L.P.
its general partner

By:	/s/ Jeanne Larkin Henry
Name:	Jeanne Larkin Henry
Title:	Vice President

ATLAS VENTURE PARALLEL FUND V-B, C.V.
Name of Entity

By:	Atlas Venture Associates V, L.P.,
its general partner

By:	Atlas Venture Associates V, Inc.
its general partner

By:	/s/ Jeanne Larkin Henry
Name: Jeanne Larkin Henry
Title:	Vice President

ATLAS VENTURE FUND V, L.P.
Name of Entity

By:	Atlas Venture Associates V, L.P.,
Its general partner

By:	Atlas Venture Associates V, Inc.
Its general partner

By:	/s/ Jeanne Larkin Henry
Name:	Jeanne Larkin Henry
Title:	Vice President

CHP II, L.P.
Name of Entity

By:	CHP II Management, LLC
Its General Partner

By:	/s/ John K. Clarke
Name:	John K. Clarke
Title:	Managing Member

POLARIS VENTURE PARTNERS III, L.P.
By:	Polaris Venture Management Co. III, L.L.C.,
Its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND III, L.P.
By:	Polaris Venture Management Co. III, L.L.C.,
Its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS III, L.P.
By:	Polaris Venture Management Co. III, L.L.C.,
Its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact